EXHIBIT 10.35.1
Western Digital Corporation
20511 Lake Forest Drive
Lake Forest, California 92630
November 17, 2005
Mr. John F. Coyne
20511 Lake Forest Drive
Lake Forest, CA 92630
Dear John:
     When countersigned by you below, this letter shall constitute our agreement that the entire Performance Share Award granted by Western Digital Corporation (the “Company”), to you on May 25, 2005, in accordance with that certain Letter Agreement, dated May 25, 2005, between you and the Company and that certain Notice of Grant of Performance Share Awards and Performance Share Award Agreement, dated on or about May 25, 2005, is hereby terminated and you have no further rights with respect to, or in respect of, such Performance Share Award.
     This letter agreement, which is entered for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, shall be interpreted and construed in accordance with the laws of the State of Delaware (without regard to conflict of law principles) and applicable federal law. This letter agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.

Very truly yours,

Western Digital Corporation

By:	/s/ Raymond M. Bukaty

Raymond M. Bukaty
Senior Vice President, Administration,
General Counsel and Secretary

Agreed to and Accepted by:

/s/ John F. Coyne
John F. Coyne